UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): October 22, 2009

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Exact Name of Registrant as Specified in Charter)

Missouri	0-16633	43-1450818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12555 Manchester Road, Des Peres, Missouri	63131-3729
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(314) 515-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 22, 2009, Edward D. Jones & Co., L.P. (“Edward Jones”), the principal operating subsidiary of The Jones Financial Companies, L.L.L.P. (the “Partnership”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Towry Law Finance Company Limited (“Towry”). Pursuant to the Purchase Agreement, Edward Jones has agreed to sell to Towry all of the issued and outstanding shares of its United Kingdom (“U.K.”) subsidiary, Edward Jones Limited (“EDJ Limited”). As a result of the Purchase Agreement, Towry will acquire all of the EDJ Limited client accounts as well as its financial advisors, branch office administrators and home office associates.

In connection with the sale, Edward Jones will receive an amount equal to EDJ Limited’s net assets in excess of approximately £36 million, determined as of the closing date. A payment of £5 million will be made on the one-year anniversary of closing. Edward Jones may receive additional payments based on any utilization of tax loss carry-forwards by Towry during the 12-year period following closing. After closing, Towry will be responsible for all ongoing operational costs of EDJ Limited, including the U.K. branch office leases. Edward Jones has agreed to be responsible for all amounts due under its head office lease in the U.K., subject to the right of Towry to occupy the head office for up to 90 days following closing.

Edward Jones and Towry made certain warranties and covenants typical for a transaction of this type. Edward Jones has generally agreed to carry on business in the normal and ordinary course and has agreed to certain customary restrictions in the operation of the business between the date of the Purchase Agreement and the closing.

Under the Purchase Agreement, Edward Jones and its affiliates (including the Partnership) have agreed not to compete in the U.K. in the independent financial services industry for a period of three years from the closing date.

Edward Jones has agreed to certain indemnification obligations under the Purchase Agreement. Edward Jones has generally agreed to indemnify Towry in respect of its warranties under the Purchase Agreement and in respect of certain liabilities that may result from client claims of damages due to inappropriate actions by EDJ Limited financial advisors prior to the closing, subject to various thresholds, caps and survival periods set forth in the Purchase Agreement.

Edward Jones has agreed to provide certain transition services to Towry for up to nine months following the closing of the transaction.

The transaction, which is subject to receipt of necessary regulatory approvals by the Financial Services Authority in the U.K. and other customary closing conditions, is expected to close in the fourth quarter of 2009 or early in the first quarter of 2010. Towry and Edward Jones have submitted the required change in control applications with the Financial Services Authority and have agreed to use their respective best endeavours to obtain prompt regulatory approval. If the transaction has not closed by February 28, 2010, either party has the right to terminate the Purchase Agreement upon written notice to the other party.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the transaction, the Partnership estimates it will record charges ranging from approximately $70 million to $75 million pre-tax in the fourth quarter of 2009. These charges include approximately $18 million to $23 million that the Partnership estimates for future cash expenditures, including approximately $15 million of contract termination costs primarily related to the head office lease.

Certain statements in this Form 8-K are “forward-looking statements” within the meaning of U.S. federal securities laws. The Partnership intends that these statements be covered by the safe harbors created under these laws. These forward-looking statements include, but are not limited to, statements about the Partnership’s expectations regarding the timing of the closing of the transaction and receipt of certain payments at and following closing. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from the information set forth in these forward-looking statements include the satisfaction of the closing conditions for the transaction including regulatory approval by the Financial Services Authority, the amount of EDJ Limited’s net assets at closing in excess of approximately £36 million, as well as the ability of Towry to make a £5 million payment on the one-year anniversary of the closing and/or to utilize the tax loss carry-forwards following closing, among other factors and events. Many of these factors and events are beyond the Partnership’s ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which only speak as of the date of this Form 8-K. The Partnership does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Item 2.05. Costs Associated with Exit or Disposal Activities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.05.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
The following Exhibits are filed with this Current Report on Form 8-K:
10.1	Share Purchase Agreement dated October 22, 2009 by and between Edward D. Jones & Co. L.P. and Towry Law Finance Company Limited*
10.2	Form of Deed of Tax Covenant by and between Edward D. Jones & Co. L.P. and Towry Law Finance Company Limited

* Certain of the appendices, exhibits, and similar attachments to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted appendix, exhibit or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Jones Financial Companies, L.L.L.P.

Date: October 22, 2009	By:	/s/ Kevin D. Bastien
Name: Kevin D. Bastien
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

10.1	Agreement dated October 22, 2009 by and between Edward D. Jones & Co. L.P. and Towry Law Finance Company Limited*
10.2	Form of Deed of Tax Covenant by and between Edward D. Jones & Co. L.P. and Towry Law Finance Company Limited

* Certain of the appendices, exhibits, and similar attachments to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted appendix, exhibit or similar attachment to the Securities and Exchange Commission upon request.

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